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                                                                 EXHIBIT 10.59


                       SIXTH AMENDMENT TO LOAN AGREEMENT
                              (AND LOAN DOCUMENTS)


         THIS SIXTH AMENDMENT TO LOAN AGREEMENT (AND LOAN DOCUMENTS) (the "Amendment"), is made and entered into as of the 18th day of October, 1995 by MAJOR REALTY CORPORATION (hereinafter referred to as "Borrower") and ACCEPTANCE INSURANCE COMPANIES INC., a Delaware corporation (hereinafter referred to as "Lender").

                              W I T N E S S E T H:

         WHEREAS, Borrower and PNC Bank, Kentucky, Inc., a Kentucky corporation, formerly known as Citizens Fidelity Bank and Trust Company ("PNC") entered into that certain Loan Agreement dated as of October 11, 1989, as modified by that certain Amendment to Loan Agreement dated as of November 30, 1990, as further modified by that certain Second Amendment to Loan Agreement dated as of August 29, 1991, as further modified by that certain Third Amendment to Loan Agreement dated as of January 31, 1994, as further modified by that certain Fourth Amendment to Loan Agreement dated as of January 31, 1995, and as further modified by that certain Fifth Amendment to Loan Agreement dated as of September 1, 1995 (hereinafter together referred to as the "Loan Agreement") for the purpose of evidencing the terms and conditions subject to which Lender made a loan to Borrower in the original principal sum of SIXTEEN MILLION AND NO/100 DOLLARS ($16,000,000.00) (hereinafter referred to as the "Loan"); and

         WHEREAS, the Loan is evidenced by that certain Mortgage Note executed by Borrower to and in favor of PNC dated October 11, 1989, as modified by that certain Amendment to Mortgage Note dated as of August 29, 1991, as further modified by that certain Second Amendment to Mortgage Note dated as of January 31, 1994, as further modified by that certain Third Amendment to Mortgage Note dated as of January 31, 1995, and as further modified by that certain Restated and Consolidated Promissory Note of even date herewith (hereinafter together referred to as the "Note") and is secured by that certain Mortgage Deed and Security Agreement executed by Borrower to and in favor of PNC dated October 11, 1989, and recorded on October 12, 1989, in Official Records Book 4123, Page 1379, as modified by that certain Amendment to Mortgage Deed and Security Agreement dated August 29, 1991, and recorded August 30, 1991, in Official Records Book 4321, Page 983, as further modified by that certain Notice of Limitation of Future Advances recorded on March 30, 1992, in Official Records Book 4391, Page 3509, as further modified by that certain Modification of Mortgage and Security Agreement dated October 5, 1992, and recorded on October 7, 1992, in Official Records Book 4471, Page 2237, as further modified by that certain Amendment to Mortgage Deed and Security Agreement dated as of January 31, 1994, and recorded March 1, 1994, in Official Records Book 4705, Page 657, as further modified by that certain Amendment to Mortgage Deed and Security





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Agreement dated as of January 31, 1995, and recorded on February 2, 1995, in
Official Records Book 4851, Page 969, as further modified by that certain Notice of Limitation of Future Advances dated as of January 31, 1995, and recorded on February 3, 1995, in Official Records Book 4851, Page 3487, and as further modified by that certain Mortgage and Note Modification Agreement of even date herewith, all of the Public Records of Orange County, Florida (hereinafter together referred to as the "Mortgage"); and

         WHEREAS, simultaneously with the execution hereof, PNC and Lender have entered into that certain Master Assignment of Mortgage and Security Agreement and other Loan Documents whereby PNC has assigned to Lender the Note, the Mortgage, the Chavez Loan Documents (as defined in the Loan Agreement), the Cracker Barrel Loan Documents (as defined in the Loan Agreement), and the Loan Documents; and

         WHEREAS, Borrower and Lender have agreed to modify the Loan as herein provided.

         NOW THEREFORE, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby change, amend and modify the Loan Agreement and Loan Documents as follows:

         1. Incorporation of Recitals. The foregoing recitals are true and correct and are expressly incorporated herein by this reference.

         2. Definitions. All capitalized terms not otherwise defined herein shall have their same respective meanings as contained in the Loan Agreement.

         3. Interest Rate. The interest rate under the Note and Mortgage is amended to be at a rate per annum equal to one and one-half percent (1-1/2%) in excess of the prime rate at Citibank, N.A., as announced from time to time by such financial institution, with any change in such rate to be effective on the date of such change.

         4. Payment of Interest. Interest only on the Note shall be payable in arrears on the first day of each quarter commencing January 1, 1996 and continuing on the first day of each April, July, October and January thereafter until May 1, 1998, the maturity date of the Note, at which time the principal balance together with all accrued and unpaid interest thereon shall be due and payable in full.

         5. Maturity Date. The Note and Mortgage are amended to provide that the maturity date shall be May 1, 1998; provided, however, that the maturity date of the Note and Mortgage shall be accelerated in the event of a Change in Control. For purposes of the Note and Mortgage, a Change of Control shall be deemed to have occurred:





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                 (i)      if any person (as used in Sections 13(d) and 14(d) of
                 the Securities Exchange Act of 1934, as amended ("Exchange Act") in effect on the date hereof) or any group of persons acting in concert, other than Borrower, or any subsidiary of Borrower, or employee benefit plan (as defined in Section 3(3) of ERISA) maintained by Borrower, or Lender becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act, except that a person also shall be deemed to be the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable) directly or indirectly, of securities of Borrower representing fifty percent (50%) or more of the combined voting power of all classes of Borrower's then outstanding securities ordinarily having the power to vote in the election of directors; or

                 (ii) upon the sale, in a single transaction or a series of related transactions, of fifty percent (50%) of Borrower's assets as they exist on the date hereof and valued at book value on the date hereof.

         6. Chavez Loan Documents. Acceptance shall receive eighty percent (80%) of any and all payments made pursuant to the terms and provisions of the Chavez Note, the Chavez Mortgage and the Chavez Loan Documents. All such payments shall be made immediately by Borrower to Lender upon receipt by Borrower of any such payments. To the extent required, Lender will execute partial releases of the Collateral Assignment - Chavez, provided that no default exists under the Note, the Mortgage or any of the other Loan Documents.

         7. Chavez Loan Documents. Acceptance shall receive eighty percent (80%) of any and all payments made pursuant to the terms and provisions of the Cracker Barrel Note, the Cracker Barrel Mortgage and the Cracker Barrel Loan Documents. All such payments shall be made immediately by Borrower to Lender upon receipt by Borrower of any such payments. To the extent required, Lender will execute partial releases of the Collateral Assignment - CB, provided that no default exists under the Note, the Mortgage or any of the other Loan Documents.

         8. Conditions Precedent. Prior to or contemporaneously with the execution of this Agreement, the Borrower shall have furnished to the Lender the following, duly executed and dated to date hereof or such other date as shall be satisfactory to the Lender, and in form and substance satisfactory to the Lender:

                 (a) Opinion Letter. An opinion letter of counsel for the Borrower, which is in form and substance acceptable to the Lender.

                 (b) Resolutions. Certified copies of the resolutions of the Board of Directors of the Borrower, evidencing approval of the execution of this Agreement, related Loan Documents and other instruments as referred to herein.





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                 (c)      Certificate of Borrower.  A Certificate of the
Borrower as to such matters as the Lender may elect.

                 (d) Amendment Documents/Miscellaneous. All the Loan Documents and such other documents, instruments, certificates or affidavits as the Lender may reasonably require, duly executed, delivered and recorded, as appropriate.

                 (e) Fees and Costs. Borrower shall pay all fees, costs and expenses, including legal fees, incurred by Lender or otherwise related to this transaction.

         9.      Miscellaneous.

                 (a) In consideration of the agreements of Lender contained herein, and the benefits received by Borrower pursuant thereto, Borrower hereby releases, relinquishes and forever discharges Lender and its successors, assigns, agents, officers, directors, employees, attorneys and representatives of and from any and all claims, demands, actions and causes of action of any and every kind of character, whether known or unknown, which Borrower may have arising out of or with respect to any and all transactions relating to the Loan and occurring prior to the date hereof.

                 (b) Borrower hereby ratifies, confirms and reaffirms for the benefit of Lender all of the covenants, representations, warranties and agreements of Borrower set forth in the Loan Agreement and in each of the Loan Documents, all of which are true, correct and effective as of the date hereof.

                 (c) Except as hereby changed, amended and modified, the Loan Agreement and each of the Loan Documents shall remain unchanged and in full force and effect in strict accordance with its terms.

                 (d) This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                 (e) This Amendment may be executed in several counterparts, each of which shall be treated for all purposes as an original, and all of which shall be treated as one and the same instrument. This Amendment will not be binding upon or constitute evidence of an agreement between the parties hereto until such time as each party has fully executed this Amendment (or a counterpart hereto) and delivered the same to the other party to this Amendment.





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         IN WITNESS WHEREOF, Borrower and Lender have caused these presents to be executed in manner and form sufficient to bind them as of the day and year first above written.

Signed, sealed and delivered
in the presence of:

                                           MAJOR REALTY CORPORATION,
                                           a Delaware corporation

 /s/ Cheryl Dolan                          By:   /s/ David L. Treadwell
------------------------------------             -----------------------------
Print Name:  Cheryl Dolan                        David L. Treadwell, Chairman
             -----------------------
and                                              Chief Executive Officer

 /s/ Lisa Thompson
------------------------------------
Print Name:  Lisa Thompson                                     (CORPORATE SEAL)
             -----------------------


                                           ACCEPTANCE INSURANCE COMPANIES INC.,
                                           a Delaware corporation

 /s/ Peter A. Knolla                       By:   /s/ William J. Gerber
------------------------------------             ------------------------------
Print Name:  Peter A. Knolla                         William J. Gerber
             -----------------------             Vice President

 /s/ Carol A. Ern
------------------------------------
Print Name:  Carol A. Ern                                      (CORPORATE SEAL)
             -----------------------





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